Exhibit 99.3

LINKHOME HOLDINGS INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2026

	Linkhome Holdings Inc. and Subsidiary	Constant Investments, Inc.	Pro Forma Adjustments	Note 3	Pro Forma Consolidated
Assets

Current Assets
Cash and cash equivalents	$5,102,528	$756,803	$-		$5,859,331
Investments - trading securities	258,946	2,024,423	-		2,283,369
Accounts receivable	300	47,228	-		47,528
Advances to contractors	64,291	-	-		64,291
Prepayments and other receivables	274,267	-	(198,000)	1	76,267
Mortgage loans held for sale	-	3,845,482	-		3,845,482
Total Current Assets	5,700,332	6,673,936	(198,000)		12,176,268

Noncurrent Assets
Property and equipment, net	298,255	1,658	-		299,913
Operating lease right-of-use assets, net	1,154,423	20,873	-		1,175,296
Intangible assets, net	508,103	-	-		508,103
Deferred tax assets, net	71,662	-	-		71,662
Investment under cost method	50,000	-	-		50,000
Long-term prepaid expenses, net	550,125	-	-		550,125
Security deposits	33,254	1,663	-		34,917
Total Noncurrent Assets	2,665,822	24,194	-		2,690,016
Total Assets	$8,366,154	$6,698,130	$(198,000)		$14,866,284

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$4,300	$-	$-		$4,300
Auto loan payable, current	8,908	-	-		8,908
Operating lease liabilities, current	113,687	16,870	-		130,557
Warehouse lines payable	-	3,727,001	-		3,727,001
Other current liabilities	434,345	275,388	-		709,733
Due to related parties	-	20,000	-		20,000
Total Current Liabilities	561,240	4,039,259	-		4,600,499

Noncurrent Liabilities
Auto loan payable, noncurrent	22,226	-	-		22,226
Operating lease liabilities, noncurrent	208,427	4,391	-		212,818
Total Noncurrent Liabilities	230,653	4,391	-		235,044
Total Liabilities	791,893	4,043,650	-		4,835,543

Commitments and Contingencies

Stockholders’ Equity
Common stock	16,530	1,000	(1,000)	2	16,530
Additional paid-in capital	6,587,542	1,445,674	(821,674)	1, 2	7,211,542
Unrealized gain on equity securities	-	482,185	(482,185)	2	-
Retained earnings	970,189	725,621	1,106,859	2, 3	2,802,669
Total Stockholders’ Equity	7,574,261	2,654,480	(198,000)		10,030,741
Total Liabilities and Stockholders’ Equity	$8,366,154	$6,698,130	$(198,000)		$14,866,284

See accompanying notes to pro forma consolidated financial statements.

LINKHOME HOLDINGS INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Linkhome Holdings Inc. and Subsidiary	Constant Investments, Inc.	Pro Forma Adjustments	Note 3	Pro Forma Consolidated
Net Revenues	$20,994,347	$3,597,753	$-		$24,592,100

Cost of Revenues	20,221,330	2,298,671	-		22,520,001

Gross Profit	773,017	1,299,082	-		2,072,099

Operating Expenses
Selling expenses	34,141	14,600	-		48,741
General and administrative expenses	662,444	1,265,384	344,979	4	2,272,807
Total Operating Expenses	696,585	1,279,984	344,979		2,321,548

Operating Income (Loss)	76,432	19,098	(344,979)		(249,449)

Other Income (Expenses)
Interest income	19,995	-	-		19,995
Interest expense	(4,892)	-	-		(4,892)
Realized loss on trading securities	(2,651)	-	-		(2,651)
Other income, net	37,323	60,378	-		97,701
Total Other Income, Net	49,775	60,378	-		110,153

Income (Loss) before Income Taxes	126,207	79,476	(344,979)		(139,296)

Income Tax Expense (Benefit)	51,333	14,700	(96,538)	5	(30,505)

Net Income (Loss)	$74,874	$64,776	$(248,441)		$(108,791)

Earnings (Loss) per Share – Basic and Diluted	$0.00	$-	$-		$(0.01)
Weighted Average Number of Common Stock Outstanding – Basic and Diluted	15,216,699	-	300,000	6	15,516,699

See accompanying notes to pro forma consolidated financial statements.

LINKHOME HOLDINGS INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2026

	Linkhome Holdings Inc. and Subsidiary	Constant Investments, Inc.	Pro Forma Adjustments	Note 3	Pro Forma Consolidated
Net Revenues	$10,319,247	$1,357,016	$-		$11,676,263

Cost of Revenues	9,974,500	1,056,863	-		11,031,363

Gross Profit	344,747	300,153	-		644,900

Operating Expenses
Selling expenses	24,153	4,800	-		28,953
General and administrative expenses	732,201	579,205	158,377	4	1,469,783
Total Operating Expenses	756,354	584,005	158,377		1,498,736

Operating Loss	(411,607)	(283,852)	(158,377)		(853,836)

Other Income (Expenses)
Interest income	35,436	-	-		35,436
Interest expense	(1,062)	-	-		(1,062)
Realized gain on trading securities	20,005	-	-		20,005
Unrealized loss on trading securities	(19,111)	-	-		(19,111)
Other income, net	45,714	10,749	-		56,463
Total Other Income, Net	80,982	10,749	-		91,731

Loss before Income Taxes	(330,625)	(273,103)	(158,377)		(762,105)

Income Tax (Benefit) Expense	(67,450)	800	(44,320)	5	(110,970)

Net Loss	$(263,175)	$(273,903)	$(114,057)		$(651,135)

Loss per Share – Basic and Diluted	$(0.02)	$-	$-		$(0.04)
Weighted Average Number of Common Stock Outstanding – Basic and Diluted	16,231,657	-	298,343	6	16,530,000

See accompanying notes to pro forma consolidated financial statements.

LINKHOME HOLDINGS INC. AND SUBSIDIARY

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – INTRODUCTION

On July 1, 2026, Linkhome Holdings Inc. (“Linkhome” or the “Company”) completed the acquisition of all of the issued and outstanding shares of Constant Investments, Inc., doing business as Mortgage One Group (“Constant”), pursuant to a Stock Purchase Agreement dated May 8, 2026, as amended on May 12, 2026 (the “Acquisition”). As a result of the Acquisition, Constant became a wholly owned subsidiary of Linkhome.

The consideration for the Acquisition included 300,000 shares of Linkhome common stock and a contingent cash earnout of up to $750,000 based on the post-closing performance of Constant’s mortgage origination business over a two-year period. In connection with the Acquisition, Linkhome also entered into consulting agreements with the former shareholders of Constant providing for aggregate consulting compensation of $250,000 over the two-year post-closing period. The consulting compensation is separate from the purchase consideration.

NOTE 2 - BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and give effect to the Acquisition using the acquisition method of accounting under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), with Linkhome as the accounting acquirer.

The unaudited pro forma consolidated balance sheet as of June 30, 2026 gives effect to the Acquisition as if it had occurred on June 30, 2026. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026 give effect to the Acquisition as if it had occurred on January 1, 2025.

The pro forma adjustments are preliminary and are based on information currently available and assumptions that management believes are reasonable. The preliminary purchase price allocation is based on currently available information, including the historical carrying amounts of Constant’s assets and liabilities, which have been used as preliminary estimates of their acquisition-date fair values. The Company has not completed the valuation of the assets acquired and liabilities assumed, including potential identifiable intangible assets and related income tax effects. Accordingly, the final purchase price allocation may differ materially from the amounts reflected in the unaudited pro forma consolidated financial statements. Certain historical financial statement line items of Constant have been reclassified to conform to Linkhome’s presentation.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized had the Acquisition occurred on the dates indicated, nor are they necessarily indicative of the future financial position or results of operations of the combined company.

NOTE 3 – PRO FORMA ADJUSTMENTS

The following adjustments were made in the preparation of the unaudited pro forma consolidated financial statements:

(1)	Represents the elimination of prepaid acquisition consideration previously recorded by Linkhome and the adjustment of the 300,000 shares of Linkhome common stock issued in connection with the Acquisition to reflect their preliminary acquisition-date fair value based on the quoted market price of Linkhome’s common stock on July 1, 2026.

(2)	Represents the elimination of Constant’s historical stockholders’ equity in connection with the Acquisition.

(3)	Represents the preliminary bargain purchase gain arising from the excess of the preliminary fair value of net identifiable assets acquired over the preliminary fair value of consideration transferred. The preliminary bargain purchase gain is reflected in retained earnings in the unaudited pro forma consolidated balance sheet and is subject to change upon completion of the purchase price allocation. For purposes of the preliminary pro forma presentation, the contingent earnout has been treated as post-combination compensation and has not been included in consideration transferred.

(4)	Represents additional general and administrative expenses related to the consulting agreements and contingent earnout arrangement entered into in connection with the Acquisition. The contingent earnout adjustment is based on the contractual earnout rate applied to historical funded loan volume.

(5)	Represents the estimated income tax effects of adjustment (4), calculated using an estimated blended U.S. federal and California statutory income tax rate of approximately 28.0%.

(6)	Represents the effect of the 300,000 shares of Linkhome common stock issued in connection with the Acquisition on pro forma weighted-average common shares outstanding and earnings per share.